EXHIBIT 1

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT ("Agreement") is made as of March 1997, by COMPSCRIPT, INC., Florida corporation ("Buyer"), COMPSCRIPT ACQUISITION SUBSIDIARY, a Florida corporation and a wholly-owned subsidiary of Buyer ("Acquisition"); HYTREE PHARMACY, INC., an Ohio corporation (the "Company"), DAVID HYTREE, an individual resident in Ohio ("D. Hytree"), ROBERT HYTREE, an individual resident in Ohio ("R. Hytree"), DENNIS WOLLSCHLEGER, an individual resident in Ohio ("Wollschleger") and JOSEPH LEWARSKI ("Lewarski") (D. Hytree,
R. Hytree, Wollschleger and Lewarski each a "Seller" and, collectively the "Sellers").

                                    RECITALS

         Shareholders own all of the issued and outstanding shares (the "Shares") of capital stock of the Company,

         WHEREAS, Buyer, Acquisition, the Company and the Shareholders wish to set forth the terms and conditions upon which a merger of the Company with and into Acquisition will occur and provide for the representations, warranties, agreements, and conditions applicable to the transactions contemplated by this Agreement;

         WHEREAS, the Board of Directors of each of Buyer, Acquisition and the Company deems the merger advisable and in the best interests of each of Buyer, Acquisition and the Company and of their respective shareholders. The Board of Directors of each of Buyer, Acquisition and the Company has adopted resolutions approving this Agreement and the transactions contemplated hereby, and each of the Boards of Directors of Acquisition and the Company have directed that this Agreement be submitted for consideration by the shareholders of Acquisition and the Company; and

         WHEREAS, the parties hereto intend this transaction to be treated as a tax-free reorganization, as that term is defined under the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS

            For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

            "ACQUISITION"--as defined in the first paragraph of this Agreement.

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            "APPLICABLE CONTRACT"--any Contract (a) under which Company has or may acquire any rights, (b) under which Company has or may become subject to any obligation or liability, or (c) by which Company or any of the assets owned or used by it is or may become bound.

            "BALANCE SHEET"--as defined in Section 3.4.

            "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

            "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

            "BUYER"--as defined in the first paragraph of this Agreement.

            "BUYER COMPANIES"-- the collective combination of Buyer and Acquisition.

            "CLOSING"--as defined in Section 2.6.

            "CLOSING DATE"--the date and time as of which the Closing actually takes place.

            "COMPANY"--as defined in the Recitals of this Agreement.

            "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

            "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

            (a) the sale of the Shares by Sellers to Buyer;

            (b) the execution, delivery, and performance of the Employment Agreements, the Noncompetition Agreements and the Sellers' Releases;

            (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

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            (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

            "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "DAMAGES"--as defined in Section 10.2.

            "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

            "EMPLOYMENT AGREEMENTS"--as defined in Section 7.2(6)(ii).

            "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

            "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

            (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

            (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

            (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

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            (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

            The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

            "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

            (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

            (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

            (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

            (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (e) protecting resources, species, or ecological amenities;

            (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

            (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

            (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

            "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by Company and any buildings, plants, structures, or

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equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Company.

            "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

            "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "GOVERNMENTAL BODY"--any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

            "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

            "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

            "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.

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            "INTERIM BALANCE SHEET"--as defined in Section 3.4.

            "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

            "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

            "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

            (a) such individual is actually aware of such fact or other matter;
or

            (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

            "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

            "NONCOMPETITION AGREEMENTS"--as defined in Section 2.4(a)(iv).

            "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

            "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

            "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

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            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

            "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

            "PLAN"--as defined in Section 3.13.

            "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "RELATED PERSON"--with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

            With respect to a specified Person other than an individual:

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            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual described in clause (b) or
(c).

            (g) For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

            "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

            "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

            "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            "SELLERS"--as defined in the first paragraph of this Agreement.

            "SELLERS' RELEASES"--as defined in Section 7.2(b)(i).

            "SHARES"--as defined in the Recitals of this Agreement.

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            "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

            "SURVIVING CORPORATION"--the corporation that survives the merger of Acquisition into Company.

            "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

            "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

            "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2. THE MERGER

            2.1 THE MERGER

            Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Acquisition shall be merged with and into Company (the "Merger"). The separate existence and corporate organization of Acquisition shall thereupon cease and the Company and Acquisition shall thereupon be a single corporation. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the provisions of the General Corporation Law of Ohio.

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            2.2 EFFECTIVE DATE OF THE MERGER

            On the Closing Date, a certificate of merger (the "Articles of Merger") shall be executed by the Company and Acquisition and shall be filed with the Secretary of States of the State of Florida and Ohio. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the States of Florida and Ohio, such time being hereinafter called the "Effective Time."

            2.3 ARTICLES OF INCORPORATION

            The Articles of Incorporation of Company as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended as provided by law.

            2.4 BY-LAWS

            The Regulations of the Company as in effect immediately prior to the Effective Time shall be and remain the Regulations of the Surviving Corporation from and after the Effective Time until amended as provided by law.

            2.5 DIRECTORS AND OFFICERS

            Acquisition and Buyer shall, at Closing, cause the Directors of the Buyer to be appointed as directors of the Surviving Corporation. The officers of Acquisition shall serve as the officers of the Surviving Corporation until their successors have been elected or appointed and shall have qualified in accordance with applicable law.

            2.6 CLOSING

            The closing of such Merger (the "Closing") shall be effective as of March 26, 1997, or at such later date as the parties hereto shall agree in writing (the "Closing Date"), and shall be held at the offices of Buyer's counsel at 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 at 10:00 a.m. (local time). Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

            2.7 CONVERSION OF COMPANY COMMON STOCK

            At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of Buyer, Acquisition, Company or Shareholders: (i) the shares of Common Stock of Acquisition purchased, issued and outstanding immediately prior to the Effective Time shall be converted as a result of the Merger and

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without any action on the part of the holder thereof, into 100 shares of capital stock of the Surviving Corporation and shall represent all the issued and outstanding Shares; (ii) each share of the Company shall be converted into and shall become, without further action on the part of the of the Shareholders, the right to receive 5555.5 shares of Buyer's Common Stock for each outstanding share of Company Common Stock

        3. REPRESENTATIONS AND WARRANTIES OF SELLERS

            Sellers and Company hereby jointly and severally represent and warrant to Buyer as follows:

            3.1 ORGANIZATION AND GOOD STANDING

            (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

            3.2 AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and Company, enforceable against Sellers and Company in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements, and the Sellers' Releases (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and perform its obligations under this Agreement.

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            (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

                (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            (c) Sellers are acquiring the Buyer Common Stock for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Each Seller acknowledges that each certificate

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representing the Buyer's Common Stock acquired pursuant to the transactions contemplated hereby shall bear an appropriate restrictive legend.

            3.3 CAPITALIZATION

                The authorized equity securities of the Company consist of 200 shares of common stock, no par value per share and 50 non-voting shares of Common Stock, no par value per share, of which 150 voting shares 3 non-voting shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. D. Hytree owns 50 of the Shares, R. Hytree owns 50 of the Shares Wollschleger owns 50 of the Shares and Lewarski owns 3 of the non-voting Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Part 3.3 of the Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in Part 3.3 of the Disclosure Letter, the Company does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

            3.4 FINANCIAL STATEMENTS

                Sellers and the Company have delivered to Buyer: (a) audited consolidated balance sheets of the Company as at March 31, 1996, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal year then ended, together with the report thereon of Ernst & Young, independent certified public accountants, and (b) an audited consolidated balance sheet of the Company as at December 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet)]; the financial statements referred to in this
Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company is required by GAAP to be included in the consolidated financial statements of the Company.

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            3.5 BOOKS AND RECORDS

                Except as set forth in Part. 3.5 of the Disclosure Letter, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

            3.6 TITLE TO PROPERTIES; ENCUMBRANCES

                Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Sellers and the Company have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). Except as set forth in Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lies wholly within the boundaries of the real property owned by the Company and does not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, and (e) other items, if any, in Part 3.6 of the Disclosure Letter.

            3.7 CONDITION AND SUFFICIENCY OF ASSETS

                Except as limited in Part 3.7 of the Disclosure Letter with respect to the retail locations of the Company, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company is sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

            3.8 ACCOUNTS RECEIVABLE

                All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts

Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

             3.9  INVENTORY

                  All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below- standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

             3.10 NO UNDISCLOSED LIABILITIES

                  Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

             3.11 TAXES

                  (a) The Company has filed or caused to be filed (on a timely basis since inception) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since 1993. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                  (b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through March 31, 1993. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since 1993, and the resulting deficiencies proposed by the IRS. Except as described in
Part 3.11 of the Disclosure Letter, no Seller or Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by Company after the date of this Agreement.

             3.12 NO MATERIAL ADVERSE CHANGE

                  Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

             3.13 EMPLOYEE BENEFITS

                  Except as set forth in Part 3.13 of the Disclosure Letter, Company has not contributed to any pension, profit sharing, option or other incentive plan or any other type of employment benefit plan or maintains, or is or was a party to, or otherwise participates or participated in,on its own behalf or on behalf of any former employee, any pension, profit sharing, option or other incentive plan, or any other type of employee benefit plan, or any obligation to, or arrangement with, former employees, if any, for bonuses, incentive compensation, vacation, severance pay, sick pay, sick leave, insurance, service awards, relocation, disability or other benefits whether written or oral.

             3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS

                  (a) Except as set forth in Part 3.14 of the Disclosure Letter:

                      (i) The Company is, and at all times since December 31, 1993 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                      (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                      (iii) The Company has not received, at any time since December, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

                      (i) The Company is, and at all times since December 31, 1993 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                      (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                      (iii) The Company has not received, at any time since December, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                      (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                          The Governmental Authorizations listed in Part 3.14 of
the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which they currently own and use such assets.

             3.15 LEGAL PROCEEDINGS; ORDERS

                  (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                      (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                      (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                          To the Knowledge of Sellers and the Company, (1) no
such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part
3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                  (b) Except as set forth in Part 3.15 of the Disclosure Letter:

                      (i) there is no Order to which Company, or any of the assets owned or used by the Company, is subject;

                      (ii) Sellers are not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                      (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c) Except as set forth in Part 3.15 of the Disclosure Letter:

                      (i) the Company is, and at all times since December, 1993 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                      (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                      (iii) the Company has not received, at any time since December 31, 1993 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

                  3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

                      Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                      (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock except that the Company has amended its capitalization to create non-voting stock and issued three (3) shares of non-voting stock to Lewarski to meet Company's obligations under the agreement described as the Lewarski Agreement in Part 3.16 of the Disclosure Letter;

                      (b) except as described in (a) above, amendment to the Organizational Documents of the Company;

                      (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                      (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                      (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                      (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction excluding purchase orders issued in the Ordinary Course involving a total remaining commitment by or to the Company of at least $5,000;

                      (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                      (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

                      (i) material change in the accounting methods used by the Company; or

                      (j) agreement, whether oral or written, by the Company to do any of the foregoing.

                  3.17 CONTRACTS; NO DEFAULTS

                      (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                      (i) excluding purchase orders issued in the Ordinary Course each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

                      (ii) excluding customer orders received in the Ordinary Course each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

                      (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

                      (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                      (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                      (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                      (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                      (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                      (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                      (x) each power of attorney that is currently effective and outstanding;

                      (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                      (xii) each Applicable Contract for capital expenditures in excess of $5,000;

                      (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                      (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                            Part 3.17(a) of the Disclosure Letter sets forth
reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

                  (b) Except as set forth in Part 3.17(b) of the Disclosure
Letter:

                      (i) neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                      (ii) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
(A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Part 3.17(d) of the Disclosure
Letter:

                      (i) the Company is, and at all times since December, 1993 has been, in material compliance with material applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                      (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since December 31, 1993, has been, in material compliance with material applicable terms and requirements of such Contract;

                      (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                      (iv) the Company has not given to or received from any other Person, at any time since December 31, 1993, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

             3.18 INSURANCE

                  (a) Sellers have delivered to Buyer:

                      (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

                      (ii) true and complete copies of all pending applications for policies of insurance; and

                      (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) Part 3.18(b) of the Disclosure Letter describes:

                      (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                      (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                      (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

                      (i) a summary of the loss experience under each policy;

                      (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

                          (A) the name of the claimant;

                          (B) a description of the policy by insurer, type of
insurance, and period of coverage; and

                          (C) the amount and a brief description of the claim;
and

                      (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth on Part 3.18(d) of the Disclosure
Letter:

                      (i) All policies to which the Company is a party or that provide coverage to either Seller, the Company, or any director or officer of
Company:

                          (A) are valid, outstanding, and enforceable;

                          (B) are issued by an insurer that is financially sound
and reputable;

                          (C) taken together, provide adequate insurance
coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business as the Company;

                          (D) are sufficient for compliance with all Legal
Requirements and Contracts to which the Company is a party or by which any of them is bound;

                          (E) will continue in full force and effect following
the consummation of the Contemplated Transactions; and

                          (F) do not provide for any retrospective premium
adjustment or other experienced-based liability on the part of the Company.

                      (ii) No Seller or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                      (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                      (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

             3.19 ENVIRONMENTAL MATTERS

                  Except as set forth in part 3.19 of the Disclosure Letter:

                  (a) To the Knowledge of Sellers and the Company, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any basis to expect, nor has any of them or, to their Knowledge, any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

                  (c) No Seller or the Company has Knowledge of any basis to expect, nor has any of them or, to their Knowledge, any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest

                  (d) No Seller or the Company, or, to their Knowledge, any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of Sellers and the Company, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, the Company, or, to the Knowledge of Sellers and the Company, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Sellers and the Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

                  (f) To the Knowledge of Sellers and the Company, there has been no Release of any Hazardous Materials in such quantities, condition or locations that would violate any Environmental Law at or from the Facilities or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

                  (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

            3.20  EMPLOYEES

                  (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift- savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

                  (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

             3.21 LABOR RELATIONS; COMPLIANCE

                  Since December 31, 1993, the Company has not been or is a party to any collective bargaining or other labor Contract. Since December, 1993, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or its premises, or
(c) any application for certification of a collective bargaining agent. To Sellers' Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.22 INTELLECTUAL PROPERTY

                      (a) INTELLECTUAL PROPERTY ASSETS--The term "Intellectual Property Assets" includes:

                          (i) the name, Hytree Pharmacy, all fictional business
names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                          (ii) all patents, patent applications, and inventions
and discoveries that may be patentable (collectively, "Patents");

                          (iii) all copyrights in both published works and
unpublished works (collectively, "Copyrights");

                          (iv) all rights in mask works (collectively, "Rights
in Mask Works"); and

                          (v) all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

                      (b) AGREEMENTS--Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                      (c) KNOW-HOW NECESSARY FOR THE BUSINESS

                          (i) The Intellectual Property Assets are all those
necessary for the operation of the Company's businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                          (ii) Except as set forth in Part 3.22(c) of the
Disclosure Letter, all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                     (d) PATENTS

                          (i) Part 3.22(d) of the Disclosure Letter contains a
complete and accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                          (ii) All of the issued Patents are currently in
compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                          (iii) No Patent has been or is now involved in any
interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                          (iv) No Patent is infringed or, to Sellers' Knowledge,
has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                          (v) All products made, used, or sold under the Patents
have been marked with the proper patent notice.

                     (e)  Trademarks

                          (i) Part 3.22(e) of Disclosure Letter contains a
complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                          (ii) All Marks that have been registered with the
United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                          (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

                          (iv) To Sellers' Knowledge, there is no potentially
interfering trademark or trademark application of any third party.

                          (v) No Mark is infringed or, to Sellers' Knowledge,
has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                          (vi) All products and materials containing a Mark bear
the proper federal registration notice where permitted by law.

                      (f) Copyrights

                          (i) Part 3.22(f) of the Disclosure Letter contains a
complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                          (ii) All the Copyrights have been registered and are
currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                          (iii) No Copyright is infringed or, to Sellers'
Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                          (iv) All works encompassed by the Copyrights have been
marked with the proper copyright notice.

                     (g)  TRADE SECRETS

                          (i) With respect to each Trade Secret, the
documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                          (ii) Sellers and the Company have taken all reasonable
precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                          (iii) The Company has good title and an absolute (but
not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                     3.23 CERTAIN PAYMENTS

                          Since December 31, 1993, the Company or director,
officer, agent, or employee of the Company, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or
(iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                     3.24 DISCLOSURE

                          (a) No representation or warranty of Sellers or
Company in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                          (b) No notice given pursuant to Section 5.5 will
contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                          (c) There is no fact known to any Seller or the
Company that has specific application to Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

                      3.25 RELATIONSHIPS WITH RELATED PERSONS

                          Except as set forth in Part 3.25 of the Disclosure
Letter, no Seller or any Related Person of Sellers or of the Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Seller or any Related Person of Sellers or of the Company is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

                      3.26 BROKERS OR FINDERS

                          The Company, Sellers and their agents have incurred no
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  4.  REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND BUYER

                      Acquisition and Buyer (collectively "Buyer Companies"), jointly and severally, represent and warrant to Sellers as follows:

                      4.1 ORGANIZATION; POWER; QUALIFICATION

                          Each of Acquisition and Buyer is a corporation duly
organized, validly existing and in good standing under the laws of the State of Florida. Each of Acquisition and Buyer has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify would not have a material adverse effect on the Buyer and Acquisition, taken as a whole.

                      4.2 AUTHORITY

                          Each of Acquisition and Buyer has the corporate power
and has taken all necessary corporate action to authorize Acquisition or Buyer as the case may be, to execute, deliver and perform the Agreement and to consummate the transactions contemplated thereby. The execution and delivery by each of Acquisition and Buyer of this Agreement, and the Employment Agreement to which it is a party constitutes the valid and legally binding obligation of Acquisition or Buyer, as the case may be, enforceable in accordance with the documents' terms, except as maybe limited by bankruptcy, insolvency or other laws effecting creditors' rights generally.

                      4.3 INVESTMENT REPRESENTATIONS

                          Buyer is aware that the Shares are not registered
under the Securities Act. Buyer possesses such knowledge and experience in business matters such that it is capable of evaluating the merits and risks of an investment in the Shares hereunder. Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution thereof. Buyer agrees that the Shares will not be sold, transferred, pledged, offered for sale or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

                      4.4 CAPITALIZATION OF BUYER

                          (a) The authorized capital stock of Buyer consists of
(i) 50,000,000 shares of Buyer common stock, par value $.0001 per share, of which 10,908,132 shares were issued and outstanding as of December 31, 1996; and
(ii) 1,000,000 shares of preferred stock, par value $.0001 per share, of which no shares were issued and outstanding. All the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid and non-assessable. As of December 31, 1996 Buyer had reserved 1,425,000 shares of Buyer Common Stock for issuance upon exercise of outstanding stock options and warrants. Except as set forth above or contemplated by this Agreement or as disclosed in the SEC Documents (as defined in Section 4.5 hereof) and/or the Buyer Financial Statements, (i) there are no shares of capital stock of Buyer issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating Buyer to issue any securities.

                          (b) The authorized capital stock of Acquisition
consists of (i) 100 shares of Acquisition common stock, par value $.0001 per share, of which 100 shares were issued and outstanding as of December 31, 1996. All the issued and outstanding shares of Acquisition Capital Stock are validly issued, fully paid and non-assessable. There are no shares of capital stock of Acquisition issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating Acquisition to issue any securities.

                          (c) The shares of Buyer Common Stock to be issued to
the Sellers pursuant to the Merger, when so issued, will be duly and validly authorized, issued and outstanding, fully paid, non-assessable and free of preemptive rights.

                      4.5 BUYER FINANCIALS AND SEC REPORTS

                          Buyer has heretofore furnished to the Sellers a true
and complete copy of (i) each definitive proxy statement filed by Buyer with the Securities and Exchange Commission (the "SEC") after April 25, 1996, and (ii) each report on Form 10- K or 10-Q (and any amendments thereto) filed by Buyer with the SEC after April 25, 1996 (collectively the "SEC Documents"). None of the SEC Documents referred to in the preceding sentence as of the date they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the statements of consolidated financial position, consolidated operations, consolidated stockholders' equity and changes in consolidated financial position for the fiscal year or period ended, September 30, 1996 or thereafter included in the SEC Documents referred to in the first sentence of this Section (the "Buyer Financials") (including any related notes thereto) fairly presents the consolidated financial position and the consolidated operations, shareholders' equity and changes in financial position, as the case may be, of Buyer and its subsidiaries as of its date or for the respective periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments), in each case, in accordance with generally accepted accounting principles consistently applied during the periods involved (in the case of audited statements) or applicable accounting requirements of the SEC.

                      4.6 COMPLIANCE WITH LAWS IN GENERAL

                          Neither Acquisition nor Buyer has received any notices
of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, HCFA, any environmental law, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws.

                      4.7 CERTAIN PROCEEDINGS

                          There is no pending Proceeding that has been commenced
against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

                      4.8 BROKERS OR FINDERS

                          Buyer and its officers and agents have incurred no
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

                  5.  COVENANTS OF SELLERS PRIOR TO CLOSING DATE

                      5.1 ACCESS AND INVESTIGATION

                          Between the date of this Agreement and the Closing
Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

                      5.2 OPERATION OF THE BUSINESSES OF THE COMPANY

                          Between the date of this Agreement and the Closing
Date, Sellers will, and will cause the Company to:

                          (a) conduct the business of the Company only in the
Ordinary Course of Business;

                          (b) use their Best Efforts to preserve intact the
current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                          (c) confer with Buyer concerning operational matters
of a material nature; and

                          (d) otherwise report periodically to Buyer concerning
the status of the business, operations, and finances of the Company.

                      5.3 NEGATIVE COVENANT

                          Except as otherwise expressly permitted by this
Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

                      5.4 REQUIRED APPROVALS

                          As promptly as practicable after the date of this
Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents.

                      5.5 NOTIFICATION

                          Between the date of this Agreement and the Closing
Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                      5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

                          Except as expressly provided in this Agreement,
Sellers will cause all indebtedness owed to Company by either Seller or any Related Person of either Seller to be paid in full prior to Closing.

                      5.7 NO NEGOTIATION

                          Until such time, if any, as this Agreement is
terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. Sellers shall notify Buyer of any solicitation from any person.

                      5.8 BEST EFFORTS

                          Between the date of this Agreement and the Closing
Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                  6. COVENANTS OF ACQUISITION AND BUYER.

                      6.1 APPROVALS OF GOVERNMENTAL BODIES

                          As promptly as practicable after the date of this
Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

                      6.2 BEST EFFORTS

                          Except as set forth in the proviso to Section 6.1,
between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                      6.3 POST-CLOSING TAX RETURNS

                          (a) Buyer shall cause Surviving Corporation to prepare
and file all federal and state income tax returns for the Surviving Corporation (including those of the Company) for all tax periods ending on or after the Closing Date.

                          (b) Buyer shall cause Surviving Corporation to include
the results of the respective operations of the Company and the Surviving Corporation in any separate state or local income tax return for any taxable year which is due after the Closing Date and to file such returns on a timely basis. Buyer shall pay, or cause to be paid, all local income taxes (including interest and penalties relating thereto) shown as due on any such return with respect to the Company and the Surviving Corporation.

                      6.4 TAX FREE REORGANIZATION TREATMENT

                          Buyer will take all reasonable action to insure that
the Contemplated Transactions qualify as a tax-free reorganization under applicable sections of the IRC. Buyer shall cause all tax returns relating to the Company, Buyer and Acquisition to be filed on the basis of treating the Merger as a tax free merger pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                          At the Closing, Buyer and Acquisition shall deliver a
certificate executed by an officer regarding Buyer's current intentions and plans with regard to conduct of the Surviving Corporation of the merger of Acquisition in the Company following the Closing. Such certificate shall be in form and content reasonably acceptable to Sellers and shall provide, among other things, that neither Buyer nor Acquisition (i) currently intends to issue any Common Stock of Acquisition or the Surviving Corporation to any independent third party, (ii) currently intends to reacquire any of the Buyer Common Stock to be issued in connection with the Merger, (iii) currently intends to dispose of the stock of Acquisition or the Surviving Corporation, other than to itself or an affiliate, (iv) currently intends to liquidate or sell its assets otherwise than in the ordinary course of the Surviving Corporation's business and (v) currently intends to cause Acquisition, following the Closing, to discontinue conducting the business conducted by the Company prior to the Closing.

                      6.5 GENERAL COOPERATION IN TAX MATTERS

                          After the Closing Date, Buyer and the Surviving
Corporation shall cooperate fully with the Sellers and shall make available to the Sellers as reasonably requested, and to any taxing authority, all information, records, or documents relating to liabilities or potential liabilities for taxes of, or related to, the Company, for all period ending on or before the Closing Date. Surviving Corporation shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof. So long as taxable periods of, or related to the

Company ending on or before the Closing Date remain open, Buyer shall promptly notify the Sellers in writing of any pending or threatened tax audits of assessments for which the Sellers have or may have sole, joint or several liability within thirty (30) days following the receipt by Buyer or any affiliate of notice of such pending or threatened audit or assessment. Buyer shall keep the Sellers' reasonably informed as to all aspects of any administrative or judicial proceeding that may result in the payments by the Sellers of any tax.

                      6.6 COMPANY BANK LOAN

                          At the Closing Buyer shall payoff the Company's
$1,000,000 line of credit with Bank One or take necessary action to have each Seller released from personal liability on their guaranties of the line of credit.

                      7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                          Buyer's obligation to consummate the Merger and to
take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                      7.1 ACCURACY OF REPRESENTATIONS

                          All of Sellers' and Company's representations and
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Letter.

                      7.2 SELLERS' PERFORMANCE

                          (a) All of the covenants and obligations that Sellers
and Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                          (b) There shall be delivered at Closing (i) Sellers
Releases in the form of Exhibit 7.2(b)(i) (collectively "Sellers Releases") executed by Sellers; and (ii) Employment Agreements in the form of Exhibit 7.(b)(ii) executed by Sellers (collectively "Employment Agreements").

                      7.3 INTENTIONALLY LEFT BLANK

                      7.4 SHAREHOLDER APPROVAL

                          The Merger Agreement shall have been approved by the
Sellers.

                      7.5 ADDITIONAL DOCUMENTS

                          Each of the following documents must have been
delivered to Buyer:

                          (a) an opinion of Walter & Haverfield, P.L.L. dated
the Closing Date, in the form of Exhibit 7.4(a);

                          (b) such other documents as Buyer may reasonably
request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.6(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                     7.6  NO PROCEEDINGS

                          Since the date of this Agreement, there must not have
been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                     7.7  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE
PROCEEDS

                          There must not have been made or Threatened by any
Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares.

                     7.8  NO PROHIBITION

                          Neither the consummation nor the performance of any of
the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                      8. CONDITIONS PRECEDENT TO SELLERS' AND COMPANY'S OBLIGATION TO CLOSE

                          Sellers' and Company's obligation to consummate the
Merger and to take the other actions required to be taken by Sellers and Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                      8.1 ACCURACY OF REPRESENTATIONS

                          All of Buyer's and Acquisition's representations and
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                      8.2 BUYER'S PERFORMANCE

                          (a) All of the covenants and obligations that Buyer
and Acquisition is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                          (b) Buyer must have delivered the Employment
Agreements.

                          (c) Buyer shall deliver evidence of its compliance
with Section 6.6 concerning Company's Bank One line of credit.

                      8.3 INTENTIONALLY LEFT BLANK

                      8.4 SHAREHOLDER APPROVAL

                          The Merger Agreement shall have been approved by the
Sellers.

                      8.5 NO PROCEEDINGS

                          Since the date of this Agreement, there must not have
been commenced or Threatened against Sellers or Company, or against any Person affiliated with Sellers or Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                     8.6  ADDITIONAL DOCUMENTS

                          Buyer must have caused the following documents to be
delivered to Sellers:

                          (a) an opinion of Atlas, Pearlman, Trop & Borkson,
P.A., dated the Closing Date, in the form of Exhibit 8.6(a); and

                          (b) such other documents as Sellers may reasonably
request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.5(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

                      8.7 NO INJUNCTION

                          There must not be in effect any Legal Requirement or
any injunction or other Order that (a) prohibits the Merger, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                  9. TERMINATION

                      9.1 TERMINATION EVENTS

                          This Agreement may, by notice given prior to or at the
Closing, be terminated:

                          (a) by either Buyer and Acquisition or Sellers and
Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                          (b) (i) by Buyer and Acquisition if any of the
conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers and Company, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                          (c) by mutual consent of Buyer and Acquisition and
Sellers and Company; or

                          (d) by either Buyer and Acquisition or Sellers and
Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 15, 1997, or such later date as the parties may agree upon.

                      9.2 EFFECT OF TERMINATION

                          Each party's right of termination under Section 9.1 is
in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                  10. INDEMNIFICATION; REMEDIES

                      10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

                          All representations, warranties, covenants, and
obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                      10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

                           Sellers, jointly and severally, will indemnify and
hold harmless Buyer, the Surviving Corporation, and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                          (a) any Breach of any representation or warranty made
by Sellers or Company in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                          (b) any Breach of any representation or warranty made
by Sellers or Company in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

                          (c) any Breach by any Seller or Company of any
covenant or obligation of such Seller in this Agreement;

                          (d) any product shipped or manufactured by, or any
services provided by, the Company prior to the Closing Date;

                          (e) any matter disclosed in Part 3.15(2) of the
Disclosure Letter to the extent any Damages exceed insurance proceeds; or

                          (f) any claim by any Person for brokerage or finder's
fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

                          The remedies provided in this Section 10.2 will not be
exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                      10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS-- ENVIRONMENTAL MATTERS

                          In addition to the provisions of Section 10.2,
Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Surviving Corporation and the other Indemnified Persons for, and will pay to Buyer, the Company, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                          (a) any Environmental, Health, and Safety Liabilities
arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or
(ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Sellers or the Company or by any other Person for whose conduct they are held responsible by a court of competent jurisdiction at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Sellers or the Company or by any other Person for whose conduct they are held responsible by a court of competent jurisdiction at any time on or prior to the Closing Date; or

                          (b) any bodily injury (including illness, disability,
and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers or the Company or any other Person for whose conduct they are held responsible by a court of competent jurisdiction, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company in violation of the Environmental Law prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) in violation of the Environmental Law or (ii) Released or allegedly Released by Sellers or the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date in violation of the Environmental Law.

                          Sellers, with consent of Buyers which shall not be
unreasonably withheld, will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section
10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

                      10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

                          Buyer will indemnify and hold harmless Sellers, and
will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                      10.5 TIME LIMITATIONS; MINIMUM CLAIM

                          If the Closing occurs, Sellers will have no liability
(for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before one year from the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made on or before one year from the Closing Date. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before one year from the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                          Notwithstanding any conflicting or inconsistent
provisions hereof:

                          (a) Neither party shall be liable in damages,
indemnity or otherwise to the other party in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that the Damages to the aggrieved party caused by such inaccuracy or breach exceed the sum of $50,000.

                          (b) The maximum amount of liability for
indemnification by any party shall not exceed a dollar amount equal to the fair market value on the Closing Date of Buyer's shares received pursuant to Section 2.7, provided, however, that such limitations shall not apply to a breach of the Representations and Warranties contained in Sections 3.3, 3.11 and 3.15.

                          (c) This Section 10.5 will not apply to the extent
that damages are incurred by such party as the result of fraud or the willful breach of any representation, warranty or covenant by another party to the Agreement.

                      10.6 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                          (a) Promptly after receipt by an indemnified party
under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                          (b) If any Proceeding referred to in Section 10.6(a)
is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                          (c) Notwithstanding the foregoing, if an indemnified
party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                          (d) Sellers hereby consent to the non-exclusive
jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                      10.7 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

                      A claim may be asserted by notice to the party from whom indemnification is sought.

                      11. GENERAL PROVISIONS

                          11.1 EXPENSES

                               Except as otherwise expressly provided in this
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any fees or expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                          11.2 PUBLIC ANNOUNCEMENTS

                               Any public announcement or similar publicity with
respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person except Sellers' counsel, financial advisors and accountants. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                          11.3 CONFIDENTIALITY

                               Between the date of this Agreement and the
Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

                               If the Contemplated Transactions are not
consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

                          11.4 NOTICES

                               All notices, consents, waivers, and other
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:                   David Hytree
                           Robert Hytree
                           Dennis Wollschleger
                           Joseph Lewarski
                           8909 East Avenue
                           Mentor, Ohio 44060

Facsimile No.:             (800) 445-7190


with a copy to:            Walter & Haverfield, P.L.L.
                           1300 Terminal Tower
                           Cleveland, Ohio  44113

Attention:                 Charles R. Schaefer, Esq.

Facsimile No.:             (216) 575-0911


Company:                   David Hytree
                           8909 East Avenue
                           Mentor, Ohio 44060

with a copy to:            Walter & Haverfield, P.L.L.
                           1300 Terminal Tower
                           Cleveland, Ohio  44113

Attention:                 Charles R. Schaefer, Esq.

Facsimile No.:             (216) 575-0911


Buyer and                  CompScript, Inc.
Acquisition Sub:           1225 Broken Sound Parkway, N.W.
                           Boca Raton, Florida  33401

Attention:                 Brian A. Kahan

Facsimile No.:             561-994-8105
with a copy to:            Atlas, Pearlman, Trop & Borkson, P.A.
                           New River Center
                           200 East Las Olas Boulevard
                           Suite 1900
                           Fort Lauderdale, Florida  33301

Attention:                 Joel D. Mayersohn, Esq.

Facsimile No.:             954-523-1952

                     11.5 JURISDICTION; SERVICE OF PROCESS

                          Any controversy or claim arising out of or relating to
this Agreement or its breach, shall be settled by arbitration in accordance with the governing rules of the American Arbitration Association with a panel of three (3) arbitrators (one selected by Sellers, one by Buyer and the third selected by the chosen arbitrators). Said arbitration shall be conducted in an expeditious manner, and the parties agree that an arbitration hearing shall be conducted on the first available date of the arbitrators after the parties have completed discovery. In the event of an arbitration proceeding, the arbitration shall occur in the city and state chosen by the non-moving party. In the event of litigation or arbitration arising out of this Agreement, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees and costs incurred both at the arbitration level and/or any appeal of the arbitration.

                    11.6  FURTHER ASSURANCES

                          The parties agree (a) to furnish upon request to each
other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                    11.7  WAIVER

                          The rights and remedies of the parties to this
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                      11.8  ENTIRE AGREEMENT AND MODIFICATION

                            This Agreement supersedes all prior agreements
between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                      11.9  DISCLOSURE LETTER

                            (a) The disclosures in the Disclosure Letter, and
those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                            (b) In the event of any inconsistency between the
statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                      11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                            Neither party may assign any of its rights under
this Agreement without the prior consent of the other parties except that, subject to the requirements of Section 6.4, Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                      11.11 SEVERABILITY

                            If any provision of this Agreement is held invalid
or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain

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

in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                      11.12 SECTION HEADINGS, CONSTRUCTION

                            The headings of Sections in this Agreement are
provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                      11.13 TIME OF ESSENCE

                            With regard to all dates and time periods set forth
or referred to in this Agreement, time is of the essence.

                      11.14 GOVERNING LAW

                            This Agreement will be governed by the laws of the
State of Florida without regard to conflicts of laws principles.

                      11.15 COUNTERPARTS

                            This Agreement may be executed in one or more
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Merger Agreement as of the date first written above.

BUYER:                                               SELLERS:
COMPSCRIPT, INC.

By: /s/ ROBERT GARDNER                               /s/ DAVID HYTREE
    ------------------------                         --------------------------
    Name:  ROBERT GARDNER                            DAVID HYTREE
    Title:  VICE PRESIDENT

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

ACQUISITION:
COMPSCRIPT ACQUISITION SUBSIDIARY

By: /s/ ROBERT GARDNER                               /s/ ROBERT HYTREE
    -------------------------                        ------------------------
    Name:  ROBERT GARDNER                            ROBERT HYTREE
    Title: VICE PRESIDENT

                                                     /s/ DENNIS WOLLSCHLEGER
                                                     ------------------------
                                                     DENNIS WOLLSCHLEGER


                                                     /s/ JOSEPH LEWARSKI
                                                     ------------------------
                                                     JOSEPH LEWARSKI

COMPANY:
HYTREE PHARMACY, INC.

By: /s/ DAVID HYTREE
    --------------------------
     Name:  DAVID HYTREE
     Title: PRESIDENT


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